Exhibit 5.1

                                    OGDEN
                                    MURPHY
                                    WALLACE
                                    P.L.L.C.
                                ATTORNEYS AT LAW


                                                              James L. Vandeberg
December  13,  2000


Andrea L. Taggart
Alttech Ventures Corp.
13511 Vulcan Way
Richmond, B.C. Canada V6V 1K4

Re:     Alttech Ventures Corp. Registration Statement on Form SB-2

Ladies  and  Gentlemen:

     We have acted as counsel for Alttech Ventures Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 500,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), to be sold by the Company. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

OGDEN MURPHY WALLACE, P.L.L.C.

/s/  James  L.  Vandeberg

James  L.  Vandeberg


JLV/cam


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